REALTOR® EQUAL HOUSING OPPORTUNITY

ADDENDUM/AMENDMENT TO

☑ **AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR**
☐ **RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER:** ______
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ______

Further described or commonly known as:

Address 59 Bayside Court Unit # ______
City Columbia ______ State of South Carolina
Other ______ TMS ______

The undersigned Parties hereby agree as follows: Change the buyer's name from Arrived Holdings Inc/Assignees to Arrived SC Bayside, LLC; change the escrow agent from [redacted] to [redacted]

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ______ ☐ AM ☐ PM on ______ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] **Date:** ______ **Time:** ______
BUYER: **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______

SELL [redacted] **Date:** 6/22/2021 **Time:** ______
SELL **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______
______ **Date:** ______ **Time:** ______

[redacted]